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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CFM TECHNOLOGIES, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

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         2) Aggregate number of securities to which transaction applies:

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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4) Proposed maximum aggregate value of transaction:

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         5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

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         2)       Form, Schedule or Registration Statement No.:

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         3)       Filing Party:

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         4)       Date Filed:

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Information Concerning Participants filed pursuant to Rule 14a-12

         In connection with the proposed merger (the "Merger") between Mattson Technology, Inc. ("Mattson Technology") and CFM Technologies, Inc. ("CFM") and the simultaneous acquisition (the "Acquisition" and together with the Merger, the "Transactions") by Mattson Technology of certain subsidiaries of STEAG Electronic Systems AG ("STEAG"), CFM, its directors, executive officers and certain other members of CFM management and employees may be soliciting proxies from CFM shareholders in favor of the Transactions.

         CFM's board of directors is comprised of Christopher F. McConnell (Chairman), Roger A. Carolin (President and CEO), James J. Kim, John F. Osborne and Milton S. Stearns, Jr. In addition to Lorin J. Randall, Vice President - Finance and Chief Financial Officer, Secretary and Treasurer may also participate in the solicitation of proxies.

The participants currently hold the following interests in CFM:

                                              COMMON STOCK         % OF TOTAL
                                              ------------         ----------
Christopher F. McConnell                      1,132,595(1)            14.3

Roger A. Carolin                                263,734(2)             3.2

James J. Kim                                     36,743(3)             0.5

John F. Osborne                                   13,041(4)             0.2

Milton S. Stearns, Jr.                           55,006(5)             0.7

Lorin J. Randall                                 80,554(6)             1.0

(1)      includes vested options to purchase 35,000 shares of common stock.

(2)      includes vested options to purchase 217,428 shares of common stock.

(3)      includes vested options to purchase 7,763 shares of common stock.

(4)      includes vested options to purchase 5,041 shares of common stock.

(5)      includes vested options to purchase 19,806 shares of common stock.

(6)      includes vested options to purchase 76,216 shares of common stock.



The CFM participants in the solicitation collectively beneficially own 1,501,119 shares of CFM common stock, representing approximately 19.9% of the total outstanding shares. CFM and Roger A. Carolin have been irrevocably appointed lawful attorneys and proxies for certain matters relating to the Merger by Brad Mattson Technology, holder of approximately 3,852,016 shares of Mattson Technology common stock, representing approximately 17.7% of the total outstanding, pursuant to the Voting Agreement by and between CFM and Mr. Brad Mattson dated as of June 27, 2000 (the "Mattson Technology Voting Agreement"). More information about the Mattson Technology Voting Agreement can be found in the Schedule 13D filed by CFM with the Securities and Exchange Commission ("SEC") on July 7, 2000.



MATTSON TECHNOLOGY PLANS TO FILE A REGISTRATION STATEMENT ON FORM S-4 IN CONNECTION WITH THE TRANSACTIONS AND BOTH MATTSON TECHNOLOGY AND CFM EXPECT TO MAIL A PROXY STATEMENT / PROSPECTUS TO THEIR RESPECTIVE STOCKHOLDERS CONTAINING INFORMATION ABOUT THE TRANSACTIONS. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENTS / PROSPECTUSES CAREFULLY WHEN THEY ARE AVAILABLE. THE REGISTRATION STATEMENT AND THE PROXY STATEMENTS/ PROSPECTUSES WILL CONTAIN IMPORTANT INFORMATION ABOUT MATTSON TECHNOLOGY, CFM, THE STAEG BUSINESS BEING COMBINED WITH MATTSON TECHNOLOGY AND CFM AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS THROUGH THE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV. COPIES OF THE REGISTRATION STATEMENT AND
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CFM'S PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED FREE OF CHARGE FROM CFM
THROUGH JEFF RANDALL AT (215) 280-8509.



IN ADDITION TO THE REGISTRATION STATEMENT AND THE PROXY STATEMENTS/PROSPECTUSES, MATTSON TECHNOLOGY AND CFM FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION FILED BY MATTSON TECHNOLOGY AND CFM AT THE SEC PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, NW, WASHINGTON, D.C. 20549 OR AT THE SEC'S OTHER PUBLIC REFERENCE ROOMS IN NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON PUBLIC REFERENCE ROOMS. MATTSON TECHNOLOGY'S AND CFM'S FILINGS WITH THE SEC ARE ALSO AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT RETREIVAL SERVICES AND AT THE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV. MATTSON TECHNOLOGY AND CFM, THEIR RESPECTIVE DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE SOLICITING PROXIES FROM MATTSON TECHNOLOGY'S AND CFM'S RESPECTIVE STOCKHOLDERS IN FAVOR OF THE ADOPTION OF THE DEFINITIVE AGREEMENTS. A DESCRIPTION OF ANY INTEREST THAT MATTSON TECHNOLOGY'S AND CFM'S DIRECTORS AND OTHERS SOLICITING PROXIES ON THEIR BEHALF HAVE IN THE TRANSACTIONS WILL BE AVAILABLE IN THE RESPECTIVE PROXY STATEMENTS / PROSPECTUSES.